Exhibit 99.1

Sensus Healthcare Reports Record Second Quarter Financial Results

Revenue growth of 39% marks seventh consecutive quarter of double-digit year-over-year gains

Conference call begins at 4:30 Eastern time today

BOCA RATON, Fla. (August 3, 2017) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three and six months ended June 30, 2017.

Highlights of the second quarter of 2017 and recent weeks include (all comparisons are with the second quarter of 2016, unless otherwise noted):

●	Reported record revenues of $5.0 million, up 39% compared with $3.6 million

●	Achieved gross margin of 68.7%, up from 65.0%

●	Increased sales organization headcount to 27 including three serving oncology call points and five professional support staff

●	Shipped 16 systems including eight SRT-100 Vision™ systems, bringing the worldwide installed base to 295 units; 69 units are being used to treat keloid scars in addition to skin cancer

●	Received China Food and Drug Administration (CFDA) clearance of SRT-100™ for the treatment and prevention of keloids

●	Continued active market outreach, including exhibiting at the American Association of Physicists in Medicine Annual Meeting

●	Awarded the 2017 Technology Leader of the Year for the Disruptive Technology category by the Greater Miami Chamber of Commerce

Management Commentary

“We are proud to report another excellent quarter of financial results as we achieved record revenues and marked a seventh consecutive quarter of double-digit year-over-year growth,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare. “Our installed base grew to 295 units with 69 of those units treating keloids as well as skin cancer. Half of the 16 SRT systems we shipped during the quarter were our higher end SRT-100 Vision™ systems, reflecting the sophistication and dedication to patient health of our physician customers. In addition, we are starting to see the planned ROI from the expansion of our sales organization as representatives hired several months ago are becoming productive. We now have 22 direct sales representatives, compared with 17 at the beginning of the year.

“SRT clearly is gaining acceptance in the medical community with a growing roster of customers who are key opinion leaders in their fields. In addition, these KOLs are speaking out on our behalf at important industry conferences, presenting the benefits of SRT in treating non-melanoma skin cancers and keloids. Our marketing efforts are also succeeding in drawing attention to the treatment of keloids, and the SRT-100 has been featured in human interest media stories. We are working hard to bring SRT to the radiation oncology marketplace as well, and exhibited last weekend at the American Association of Physicists in Medicine Annual Meeting.

“We are making a great deal of progress in our efforts to expand the use of SRT and our products outside the U.S. The SRT-100 received clearance by the China Food and Drug Administration for the treatment and prevention of keloids, which is in addition to our previous clearance in China for non-melanoma skin cancer. We’re looking forward to an expected formal launch by our partner Chindex Medical in October at the International Congress of the Dermatologic & Aesthetic Surgery International League (DASIL) in Shanghai. We have submitted the paperwork for regulatory clearance in Mexico, and hope to receive approval to sell the SRT-100 there in the coming months.”

Mr. Sardano added, “As anticipated, our financial results reflect an increase in research and development expenses this year to accelerate sales into new indications and provide new product features during 2018. We have several sites poised to begin studies with the SRT-100 Vision for the treatment of psoriasis, and we are right on schedule in our development work for the use of SRT in intraoperative radiation therapy for breast and other cancers. In addition, our development work with our next-generation SRT product is proceeding as planned.”

Financial Results for the Three Months Ended June 30, 2017

Revenues for the second quarter of 2017 increased 39% to $5.0 million, compared with $3.6 million for the second quarter of 2016. The increase was primarily the result of a strong contribution from the SRT-100 Vision, which has a higher average selling price, and to an increase in overall units sold.

Gross profit for the second quarter of 2017 was $3.4 million, or 68.7% of revenue, compared with $2.3 million, or 65.0% of revenue, for the second quarter of 2016. Both gross profit and gross margin were positively affected by the increase in sales of SRT-100 Vision systems.

Selling and marketing expenses were $2.1 million for the second quarter of 2017, compared with $1.2 million for the second quarter of 2016, reflecting increased sales team headcount as well as higher advertising, trade show and other marketing expenses.

General and administrative expenses for the second quarter of 2017 were $0.9 million, compared with $1.1 million for the second quarter of 2016. The decrease was primarily due to lower stock compensation expense and professional fees, offset by higher director and officer insurance premiums and other public company expenses following the company’s initial public offering in June 2016.

Research and development expenses for the second quarter of 2017 were $1.2 million, compared with $0.4 million for the second quarter of 2016, primarily due to the continued investment in the next-generation SRT and projects for additional SRT indications that began in the fourth quarter of 2016.

The net loss for the second quarter of 2017 was $0.8 million, or $0.06 per share, compared with a net loss of $0.4 million, or $0.03 per share, for the second quarter of 2016.

Adjusted EBITDA for the second quarter of 2017 was a negative $0.6 million, compared with a positive $0.2 million for the second quarter of 2016. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest expense and stock compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $10.6 million as of June 30, 2017. The Company has no long-term debt.

Financial Results for the Six Months Ended June 30, 2017

Revenues for the six months ended June 30, 2017 increased 41% to $9.3 million, compared with $6.6 million for six months ended June 30, 2016. Gross profit for the six months ended June 30, 2017 was $6.3 million, or 67.2% of revenue, compared with $4.3 million, or 64.4% of revenue, for the six months ended June 30, 2016. Selling and marketing expenses were $4.4 million for six months ended June 30, 2017, compared with $2.1 million for the six months ended June 30, 2016. General and administrative expenses were $2.0 million for six months ended June 30, 2017, compared with $1.8 million for the six months ended June 30, 2016. Research and development expenses for the six months ended June 30, 2017 were $2.3 million, compared with $0.7 million for the six months ended June 30, 2016. The net loss for the six months ended June 30, 2017 was $2.3 million, or $0.18 per share, compared with a net loss of $0.3 million, or $0.03 per share, for the six months ended June 30, 2016.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Sensus Healthcare’s management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest expense, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Net Loss, as reported	$(764,110)	$(351,299)	$(2,336,243)	$(349,218)
Add:
Depreciation and amortization	97,367	84,143	191,523	168,937
Stock compensation expense	96,962	500,720	201,034	502,339
Interest, net	(1,717)	3,162	(16,261)	10,033
Adjusted EBITDA, non GAAP	$(571,498)	$236,726	$(1,959,946)	$332,091

Conference Call and Webcast

The Company will host an investment community conference call today at 4:30 p.m. Eastern time, during which management will discuss financial results for the second quarter of 2017, provide a business update and answer questions. To access the conference call, the dial-in numbers are 877-870-4263 (U.S. Toll Free), 412-317-0790 (International) and 855-669-9657 (Canada Toll Free). Please direct the operator to be connected to the Sensus Healthcare call.

Following the conclusion of the conference call, a replay will be available through August 10, 2017 and can be accessed by dialing 877-344-7529 (U.S. Toll Free), 412-317-0088 (International) or 855-669-9658 (Canada Toll Free). All listeners should provide the replay passcode 10110870. The call will also be archived on the Company website for a time at http://www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; geographic concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company that is committed to providing non-invasive and cost-effective treatment for non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray technology known as superficial radiotherapy (SRT), which is a result of over a decade of dedicated research and development. Sensus has successfully incorporated SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.
CONDENSED BALANCE SHEETS

(unaudited)

	As of June 30,	As of December 31,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$4,224,820	$5,042,477
Accounts receivable, net	4,784,754	3,098,635
Inventories	1,557,402	1,254,915
Investment in debt securities	6,386,774	6,462,369
Prepaid and other current assets	799,383	900,722
Total Current Assets	17,753,133	16,759,118
Property and Equipment, Net	473,616	433,408
Patent Rights, Net	578,316	626,509
Investment in Debt Securities	—	1,103,773
Deposits	24,272	24,272
Total Assets	$18,829,337	$18,947,080
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,565,098	$2,762,371
Product warranties	98,296	40,481
Revolving credit facility	1,447,970	—
Deferred revenue, current portion	848,971	853,798
Total Current Liabilities	5,960,335	3,656,650
Deferred Revenue, Net of Current Portion	19,317	16,251
Total Liabilities	5,979,652	3,672,901
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value – 50,000,000 authorized and 13,522,168 and 13,546,171 issued and outstanding at June 30, 2017 and December 31, 2016, respectively.	135,221	135,461
Additional paid-in capital	22,976,780	22,930,975
Treasury stock, 33,454 shares at $4.00 per share	(133,816)	—
Accumulated deficit	(10,128,500)	(7,792,257)
Total Stockholders’ Equity	12,849,685	15,274,179
Total Liabilities and Stockholders’ Equity	$18,829,337	$18,947,080

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$4,968,165	$3,570,943	$9,322,514	$6,606,147
Cost of Sales	1,553,932	1,250,776	3,053,633	2,353,146
Gross Profit	3,414,233	2,320,167	6,268,881	4,253,001
Operating Expenses
Selling and marketing	2,100,984	1,184,489	4,364,464	2,128,612
General and administrative	919,755	1,070,825	1,962,173	1,756,545
Research and development	1,159,322	413,626	2,294,747	707,030
Total Operating Expenses	4,180,060	2,668,940	8,621,384	4,592,187
Loss From Operations	(765,827)	(348,773)	(2,352,503)	(339,186)
Other Income (Expense)
Interest income	19,491	3,065	40,675	5,820
Interest expense	(17,774)	(6,227)	(24,415)	(15,852)
Other Income (Expense), net	1,717	(3,162)	16,260	(10,032)
Loss Before Income Taxes	(764,110)	(351,935)	(2,336,243)	(349,218)
Provision for income taxes	—	(636.00)	—	—
Net Loss	$(764,110)	$(351,299)	$(2,336,243)	$(349,218)
Net Loss per share – basic and diluted	$(0.06)	$(0.03)	$(0.18)	$(0.03)
Weighted average number of shares used in computing net loss per share – basic and diluted	13,222,954	11,196,173	13,221,072	10,782,028